EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
World Energy Solutions, Inc.:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-151641 and 333-140014) and Form S-3 (File Nos. 333-165822, 333-164473 and 333-147301) of World Energy Solutions, Inc., of our report dated November 28, 2011 with respect to the financial statements of the Co-eXprise energy procurement business as of December 31, 2010 and 2009 and for the years then ended, which report appears in this Form 8-K/A of World Energy Solutions, Inc.
/s/ Alpern Rosenthal
Pittsburgh, Pennsylvania
November 28, 2011